Exhibit 99.5

FORM OF ROVI CORPORATION PROXY CARD — PRELIMINARY
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ROVI CORPORATION
2 Circle Star Way
San Carlos, California 94070
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to trasmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY, 10022.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
For Against Abstain
The Board of Directors recommends that you vote FOR the following proposal(s):
1. To adopt the Agreement and Plan of Merger, dated as of April 28, 2016, as it may be amended from time to time, by and among Rovi Corporation, TiVo Inc., Titan Technologies Corporation, Nova Acquisition Sub, Inc., and Titan Acquisition Sub, Inc.
2. To approve the adjournment of the special meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement).
3. To approve, by non-binding advisory vote, certain compensation arrangements for Rovi’s named executive officers in connection with the mergers contemplated by the merger agreement.
Please sign exactly as your name(s) appear(s) hence. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owner) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The accompanying proxy statement/prospectus is available at www.proxyvote.com.
ROVI CORPORATION
This Proxy is solicited on behalf of the Board of Directors
Special Meeting of Stockholders                     , 2016
The stockholder (s) hereby appoint [            ] and [            ] or either of them, as proxies, each with the power to appoint (his/her) substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rovi Corporation, that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [9:30] a.m. Pacific Time on                     , 2016, at the Company’s headquarters located at 2 Circle Star Way, San Carlos, California 94070, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED , WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE “FOR” PROPOSAL #1, “FOR” PROPOSAL #2 AND “FOR” PROPOSAL #3, AND PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOUNMENTS OR POSTPONEMENTS THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.